Exhibit 99.3

HELEN OF TROY LIMITED

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

Basis of Presentation

     On June 1, 2004, Helen of Troy Limited (“Helen of Troy”, “the Company”, “we”, “our”) completed an acquisition of certain assets and liabilities of OXO International from World Kitchen (GHC), LLC, WKI Holding Company, Inc. and World Kitchen, Inc. (collectively, “Seller”) for approximately $273.2 million plus the assumption of certain liabilities totaling approximately $4.0 million.

     The following unaudited pro forma combined condensed balance sheet has been prepared as if the OXO International (“OXO”) assets acquired and liabilities assumed from WKI Holding Company, Inc. and certain of its subsidiaries (“WKI”) on June 1, 2004 had taken place on May 31, 2004. The pro forma combined condensed balance sheet uses information derived from the unaudited financial statements contained in our Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2004, combined with the unaudited statement of net assets to be acquired for OXO International prepared as of March 28, 2004. We have estimated the fair value of the assets acquired and liabilities assumed on a preliminary basis using available information. Based on the preliminary estimates, the fair value of goodwill is $164,259,000 and the fair value of identifiable intangible assets is $93,190,000. Goodwill is not amortized but will be reviewed for impairment at least annually. The identifiable intangible assets include approximately $17,990,000 allocated to assets having definite useful lives that are subject to straight line amortization (primarily patents and customer lists), and approximately $75,200,000 allocated to the OXO trademark which has an indefinite life and thus is not subject to amortization. These identifiable intangible assets will also be reviewed for impairment at least annually.

     The following unaudited pro forma combined condensed statements of income for the year ended February 29, 2004, and three months ended May 31, 2004, have been prepared as if the acquisition had taken place on March 1, 2003. The statements are intended to show the impact we believe the acquisition of OXO would have had on the last full fiscal year of operations and the latest reported fiscal quarter’s operations, had they been operating as one of our business units during these periods. These pro forma combined condensed statements of income use historical information derived from the audited financial statements and related notes thereto included in our Annual Report on Form 10-K for the fiscal year ended February 29, 2004, and from the unaudited financial statements contained in our Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2004. These pro forma combined condensed statements of income also use OXO’s historical information derived from the accompanying statements of revenues and direct expenses for the Quarter ended March 28, 2004, and the Year ended December 31, 2003.

     The unaudited pro forma combined condensed financial statements have been prepared by us using certain assumptions as disclosed in the accompanying footnotes. The unaudited pro forma combined condensed financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the financial position or future results of operations of our Company, or of our financial position or results of operations that would have actually occurred had the acquisition been in effect as of the date or for the periods presented. Further, interim results are not necessarily indicative of results to be realized for a full year due to the effects of, among other things, seasonality. Finally, the allocation of the purchase price is preliminary and may be subject to further revision.

     The unaudited pro forma combined condensed financial statements should be read in conjunction with our separate historical financial statements and notes contained in our most recent public filings, the historical financial statements and notes of the operations of OXO International contained elsewhere in this filing and in conjunction with the related notes to these unaudited pro forma combined condensed financial statements. In management’s opinion, all adjustments necessary to reflect the effect of this transaction have been made.

HELEN OF TROY LIMITED AND SUBSIDIARIES

Pro Forma Combined Condensed Balance Sheet as of May 31, 2004
(unaudited)
(in thousands, except shares and par value)

	Helen of Troy	OXO International	Pro Forma		Pro Forma
	May 31, 2004	March 28, 2004	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$52,819	$—	$—		$52,819
Trading securities, at market value	385	—	—		385
Receivables — principally trade, net	82,653	—	—		82,653
Inventories	105,841	18,356	—		124,197
Prepaid expenses	8,333	353	—		8,686
Deferred income tax benefits	5,447	—	—		5,447

Total current assets	255,478	18,709	—		274,187

Property and equipment, net	70,333	2,963			73,296
Goodwill, net	52,786	72,261	91,998	(a)	217,045
Trademarks, net	52,897	42,000	33,200	(a)	128,097
License agreements, net	30,321	—	—		30,321
Other intangible assets, net	—	17,700	290	(a)	17,990
Other assets	27,077	—	3,593	(b)	30,670

	$488,892	$153,633	$129,081		$771,606

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$10,000	$—	$—		$10,000
Accounts payable, principally trade	21,774	—	3,593	(b)	25,367
Accrued expenses	18,627	5,948	—		24,575
Income taxes payable	25,448	—	—		25,448

Total current liabilities	75,849	5,948	3,593		85,390

Long-term debt, less current portion	45,000	—	273,173	(a)	318,173

Total liabilities	120,849	5,948	276,766		403,563

Stockholders’ equity
Cumulative preferred stock	—	—	—		—
Common stock	2,951	—	—		2,951
Equity in net assets	—	147,685	(147,685	)(a)	—
Additional paid-in-capital	75,883	—	—		75,883
Retained earnings	290,938	—	—		290,938
Accumulated other comprehensive loss	(1,729)	—	—		(1,729)

Total stockholders’ equity	368,043	147,685	(147,685)		368,043

Commitments and contingencies
	$488,892	$153,633	$129,081		$771,606

See accompanying notes to pro forma combined financial statements.

HELEN OF TROY LIMITED AND SUBSIDIARIES

Pro Forma Combined Condensed Statement of Income for the Quarter Ended May 31, 2004
(unaudited)
(in thousands, except per share data)

	Helen of Troy	OXO International
	Quarter Ended	Quarter Ended	Pro Forma		Pro Forma
	May 31, 2004	March 28, 2004	Adjustments		Combined
Net sales	$107,021	$23,978	$(365	)(e)	$130,205
			(784	)(f)
			355	(g)
Cost of sales	56,781	12,566	(283	)(e)	68,663
			(401	)(f)

Gross profit	50,240	11,412	(110)		61,542

Selling, general, and administrative expense	31,340	4,820	(758	)(c)	36,303
			(515	)(d)
			(137	)(e)
			(144	)(f)
			355	(g)
			422	(h)
			459	(i)
			232	(j)
			229	(k)

Operating income	18,900	6,592	(253)		25,239

Other income (expense):
Interest expense	(986)	—	(1,756	)(l)	(2,742)
Other income (expense), net	96	—	(238	)(m)	(142)

Total other income (expense)	(890)	—	(1,994)		(2,884)

Earnings before income taxes	18,010	6,592	(2,247)		22,355

Income tax expense	3,305	—	797	(n)	4,102

Income from continuing operations	$14,705	$6,592	$(3,044)		$18,253

Earnings per share from continuing operations:
Basic	$0.50		$0.12	(o)	$0.62
Diluted	$0.45		$0.11	(o)	$0.56

Weighted average common shares
Basic	29,439				29,439
Diluted	32,724				32,724

See accompanying notes to pro forma combined financial statements.

HELEN OF TROY LIMITED AND SUBSIDIARIES
Pro Forma Combined Condensed Statement of Income for the Year Ended February 29, 2004
(unaudited)
(in thousands, except per share data)

	Helen of Troy	OXO International
	Year Ended	Year Ended	Pro Forma		Pro Forma
	February 29, 2004	December 31, 2003	Adjustments		Combined
Net sales	$474,868	$88,897	$(1,936	)(e)	$561,374
			(1,848	)(f)
			1,393	(g)
Cost of sales	257,651	48,703	(263	)(e)	305,079
			(1,012	)(f)

Gross profit	217,217	40,194	(1,116)		256,295

Selling, general, and administrative expense	131,443	16,094	(1,511	)(c)	148,574
			(2,038	)(d)
			(1,565	)(e)
			(442	)(f)
			1,393	(g)
			1,688	(h)
			1,581	(i)
			865	(j)
			1,066	(k)

Operating income	85,774	24,100	(2,153)		107,721

Other income (expense):
Interest expense	(4,047)	—	(6,797	)(l)	(10,844)
Other income (expense), net	4,312	—	(993	)(m)	3,319

Total other income (expense)	265	—	(7,790)		(7,525)

Earnings before income taxes	86,039	24,100	(9,943)		100,196

Income tax expense	14,477	—	2,382	(n)	16,859

Income from continuing operations	$71,562	$24,100	$(12,325)		$83,337

Earnings per share:
Basic	$2.52		$0.42	(o)	$2.94
Diluted	$2.29		$0.38	(o)	$2.67

Weighted average common shares
Basic	28,356				28,356
Diluted	31,261				31,261

See accompanying notes to pro forma combined financial statements.

HELEN OF TROY LIMITED AND SUBSIDIARIES
NOTES TO PRO FORMA COMBINED CONDENSED BALANCE SHEET AND
STATEMENTS OF INCOME
For the Quarter Ended May 31, 2004 and the Year ended February 29, 2004

Notes for Pro Forma Combined Condensed Balance Sheets:

(a)	Adjustments and reclassifications, including estimated purchase price allocations, to record all assets acquired and liabilities assumed from WKI as if the purchase had taken place on May 31, 2004. Additionally, the adjustment records the related acquisition indebtedness incurred upon acquisition which consisted of $200,000,000 under a Term Loan Credit Agreement, and $73,173,000 under a Revolving Line of Credit Agreement. Borrowings under the Term Loan Credit Agreement and $25,000,000 under the Revolving Line of Credit Agreement were subsequently paid off with the proceeds of the funding of $225,000,000 Floating Rate Senior Notes on June 29, 2004. Additional information regarding these financing transactions is contained in the Notes 15 and 16 to Helen of Troy’s unaudited financial statements contained in our Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2004.

(b)	Adjustments to record additional deferred financing costs incurred after May 31, 2004 in connection with the incurrence of acquisition indebtedness. With this adjustment, deferred financing costs in connection with the acquisition of OXO totaled $5,618,000. These costs are to be amortized over the lives of the underlying debt instruments. Future annual amortization to be incurred with this debt is as follows (in thousands):

Year 1	$993
Years 2 through 5	954
Years 6 through 7	250
Years 8 through 10	103

Notes for Pro Forma Combined Condensed Statements of Income:

(c)	Adjustments to reflect the removal of certain of OXO’s employee benefits and incentive expenses that were recorded in the pre-acquisition statements of income based upon the various programs OXO participated in as a subsidiary of WKI. Under Helen of Troy’s ownership, as discussed in Note (i) below, OXO’s employee benefits and incentive expenses will be adjusted to conform to certain programs that Helen of Troy offers.

(d)	Adjustments to reflect the removal of OXO’s patent amortization expense which was recorded in the pre-acquisition statements of income based upon pre-acquisition book values and estimated useful lives. As discussed in Note (h) below, intangible asset amortization has been adjusted to account for the estimated fair values and useful lives of intangible assets as of the date of acquisition.

(e)	Adjustments to reflect sales of OXO products to WKI factory stores on an “arms-length” wholesale basis under Helen of Troy’s ownership. Accordingly, retail sales markups have been removed from net sales, certain additional retail related distribution costs have been removed from cost of sales, and retail store operating costs have been removed from selling, general and administrative expense.

(f)	Adjustments to eliminate revenues, cost of sales and selling, general and administrative expenses incurred by certain WKI international subsidiaries whose businesses were not transferred to Helen of Troy in the acquisition. Going forward, Helen of Troy has entered into third party distribution agreements with these subsidiaries and will receive a royalty on all related sales made through these subsidiaries. Accordingly, all revenues, cost of sales, selling, general and administrative expenses associated with these subsidiaries have been eliminated and comparable royalty revenue has been recorded to properly reflect the new relationship.

(g)	Adjustments to reclass OXO’s domestic distribution related royalty revenues in order to conform with Helen of Troy’s existing reporting policy for this type of revenue.

(h)	Adjustments to reflect the amortization of certain identifiable intangible assets with an estimated fair value $17,990,000 at acquisition allocated to assets having definite useful lives ranging from 2 to 13 years and subject to straight line amortization (primarily patents and customer lists). It is Helen of Troy’s accounting policy to record these expenses under selling, general and administrative expense.

(i)	Adjustments to reflect certain employee benefits and incentive expenses that we will accrue to the benefit of OXO’s employees as employees of a Helen of Troy subsidiary.

(j)	Adjustments to reflect the incremental corporate overhead expenses we estimate we will incur related to the operations of OXO. These expenses include such items as executive, legal, treasury, accounting, human resources, purchasing, and information technology services.

(k)	Adjustments to record the impact of the acquisition’s accretive earnings on Helen of Troy’s existing executive incentive compensation plan.

(l)	Adjustments to reflect the interest expense that will be incurred on new acquisition indebtedness consisting of $48,173,000 as a Revolving Line of Credit and $225,000,000 Floating Rate Senior Notes. Interest during the periods presented was computed using an average rate of approximately 2.5 percent for the new acquisition indebtedness. For the purposes of these pro forma income statements, we assumed that the Revolving Line of credit would grow an additional $12,000,000 in the first 90 days of ownership to fund working capital requirements caused by the build up in OXO’s accounts receivable and accounts payable. All interest expense computations assume no pay down on the Revolving Line of Credit.

(m)	Adjustments to record the amortization of deferred financing costs incurred in connection with the acquisition of OXO.

(n)	Adjustments to reflect income taxes on the incremental pre tax earnings resulting from OXO’s acquisition and continuing operations using Helen of Troy’s expected tax rates.

(o)	The pro forma earnings per share from continuing operations is the per share net effect of OXO’s operations for the period presented, combined with the net effect of all pro forma adjustments (c) through (n).